UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 05, 2024

ACASTI PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Suite 300
Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 609 649-9272

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2024, the Board of Directors (the “Board”) of Acasti Pharma Inc. (the “Company”) approved the appointment of Robert J. DelAversano, the Company's Vice President, Finance, to the roles of principal financial officer and principal accounting officer of the Company, effective immediately. Concurrently with such appointment, the Board removed Brian Ford from the position of interim-Chief Financial Officer. Mr. Ford will continue serving the Company as a financial consultant on an as-needed basis.

Robert J. DelAversano, 52, is a certified public accountant and has over twenty-five years of experience in accounting including thirteen years in public accounting. Mr. DelAversano joined the Company in November 2023 as Vice President, Finance. From 2018 to July 2023, Mr. DelAversano worked in roles of increasing seniority at OncoSec Medical Incorporated (“OncoSec”), a clinical-stage immuno-oncology company, which positions included Vice President of Finance, Principal Accounting Officer and Controller, and Executive Director of Finance, where he had global responsibility for accounting, external financial reporting, and financial controls covering all aspects of OncoSec’s business. Prior to joining OncoSec, Mr. DelAversano was the Director of Financial Reporting and Taxation at Brio Financial Group (“Brio”), where he served as the firm’s Director of Financial Reporting and Taxation, consulting with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Prior to joining Brio, Mr. DelAversano was a manager at Bartolomei Pucciarelli, LLC and oversaw its accounting and tax practice with industry focuses in manufacturing, wholesalers and medical devices services. Mr. DelAversano received a B.S. in Accounting from Rider University.

In his position of Vice President, Finance, Mr. DelAversano is entitled to an annual base salary of $290,000 and has a target bonus opportunity of up to 30% of his base salary, payable upon the achievement of operational and financial targets established by the Board. In connection with his appointment to the position of Vice President, Finance, Mr. DelAversano was awarded stock options to purchase 42,000 common shares of the Company at an exercise price of $2.125 per share, which options vest in equal quarterly installments over a period of 36 months. Mr. DelAversano is eligible to participate in and receive additional equity awards under the Company's Stock Option Plan and Equity Incentive Plan. The foregoing description of Mr. DelAversano’s compensation does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. DelAversano’s offer letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

There were no changes to Mr. DelAversano’s compensation arrangements with the Company in connection with his appointment to the roles of principal financial officer and principal accounting officer of the Company.

There are no family relationships between Mr. DelAversano and any director or executive officer of the Company. There are no transactions between Mr. DelAversano and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Offer Letter by and between Robert J. DelAversano and the Company, dated November 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACASTI PHARMA INC.

Date:	January 8, 2024	By:	/s/ Prashant Kohli
Prashant Kohli Chief Executive Officer